UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2019

Ensco Rowan plc

(Exact name of registrant as specified in charter)

England and Wales	98-0635229
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1-8097

(Commission File No.)

6 Chesterfield Gardens

London, England W1J 5BQ

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: 44 (0) 20 7659 4660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, U.S. $0.40 par value	ESV	New York Stock Exchange
4.70% Senior Notes due 2021	ESV/21	New York Stock Exchange
4.50% Senior Notes due 2024	ESV24A	New York Stock Exchange
8.00% Senior Notes due 2024	ESV24A	New York Stock Exchange
5.20% Senior Notes due 2025	ESV25A	New York Stock Exchange
7.75% Senior Notes due 2026	ESV26	New York Stock Exchange
5.75% Senior Notes due 2044	ESV44	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                                        Entry into a Material Definitive Agreement.

On June 3, 2019, Ensco Rowan plc (“EnscoRowan” or the “Company”) commenced a consent solicitation (the “Consent Solicitation”) on behalf of its wholly owned subsidiary, Rowan Companies, Inc. (the “Rowan US”), seeking to amend the indentures governing the 4.875% Senior Notes due 2022 ( the “2022 Notes”), 4.75% Senior Notes due 2024 (the “2024 Notes”), 7.375% Senior Notes due 2025 (“2025 Notes”), 5.4% Senior Notes due 2042 (“2042 Notes”) and 5.85% Senior Notes due 2044 ( the “2044 Notes” and, together with the 2022 Notes, 2024 Notes, 2025 Notes and 2042 Notes, the “Notes”) issued by Rowan US and guaranteed by Rowan Companies plc (“Rowan UK”).  The terms and conditions of the Consent Solicitation were described in detail in the Consent Solicitation Statement dated June 3, 2019 (the “Consent Solicitation Statement”).

On June 7, 2019, following the receipt of the requisite consents in the Consent Solicitation, Rowan US, Rowan UK and U.S. Bank National Association, as trustee (the “Trustee”), entered into the Ninth Supplemental Indenture (the “Ninth Supplemental Indenture”), which gives effect to the amendments to the indentures governing the Notes, with respect to which the requisite consents were sought and obtained.

Effective upon (i) payment of the applicable consent fee pursuant to the Consent Solicitation with respect to each Note of such series of Notes for which a consent fee is payable and (ii) the consummation of the Company’s contemplated internal reorganization (as described in the Consent Solicitation Statement) or the Company’s otherwise becoming an obligor under such series of Notes and the indenture governing such Notes, the Ninth Supplemental Indenture amends the covenants set forth in Section 7.4 (Reports by Company), Section 8.1 (Company May Consolidate, Etc., Only on Certain Terms), Section 8.2 (Successor Substituted), Section 10.6 (Limitation on Liens) and Section 10.7 (Limitation on Sale and Leaseback Transactions) and the related definitions in the indentures governing such Notes in their entirety to be conformed with the applicable covenants contained in the indentures governing the senior notes issued by the Company and to have such covenants apply to the Company rather than Rowan US. With respect to the indenture governing the 2025 Notes only, effective (i) upon payment of the applicable consent fee with respect to each 2025 Note for which a consent fee is payable and (ii) immediately prior to the consummation of such internal reorganization, the Ninth Supplemental Indenture, among other things, (1) modifies the definition of “Change of Control” in such indenture so that the consummation of such internal reorganization will not be considered a Change of Control under such indenture and (2) modifies the definition of “Redomestication” in such indenture by replacing each reference to “Rowan UK” with “the Company”.

The foregoing description of the Ninth Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the Ninth Supplemental Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 3.03                                           Material Modification to Rights of Security Holders.

The disclosure under Item 1.01 hereof that is responsive to Item 3.03 hereof is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Ninth Supplemental Indenture, dated June 7, 2019, among Rowan Companies, Inc., the Rowan Companies plc, as guarantor, and U.S. Bank National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ensco Rowan plc

Date: June 11, 2019	/s/ Michael T. McGuinty
Michael T. McGuinty
Senior Vice President — General Counsel and Secretary